As filed with the Securities and Exchange Commission on May 24, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3166458
(State of Incorporation)	(I.R.S. Employer Identification No.)

590 E. Middlefield Road

Mountain View, CA 94043

(650) 251-6100

(Address of principal executive offices)

Omnicell, Inc. 2009 Equity Incentive Plan, as amended

(Full title of the plan)

Randall A. Lipps

President and Chief Executive Officer

590 East Middlefield Road

Mountain View, CA 94043

(650) 251-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sally Kay
Alex K. Kassai

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,700,000 shares	$46.15	$124,605,000	$15,513.32

(1)                             Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Omnicell, Inc. 2009 Equity Incentive Plan, as amended (the “2009 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)                             Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on The Nasdaq Global Market on May 17, 2018, a date within five business days prior to the filing of this Registration Statement, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

Omnicell, Inc. (the “Registrant”) previously filed with the Securities and Exchange Commission (the “Commission”) Registration Statements on Form S-8 relating to the 2009 Plan on May 29, 2009 (File No. 333-159562), August 8, 2011 (File No. 333-176146), August 30, 2013 (File No. 333-190930) and July 2, 2015 (File No. 333-205465) (together, the “Prior Registration Statements”). This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 2,700,000 shares of the Registrant’s Common Stock to be issued pursuant to the 2009 Plan. This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the Prior Registration Statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

1.          The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed on February 27, 2018 (the “2017 Form 10-K”);

2.          The information specifically incorporated by reference into the 2017 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 2, 2018;

3.          The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the Commission on May 4, 2018;

4.          The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 2, 2018, February 8, 2018, March 2, 2018 and May 16, 2018;

5.          All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the 2017 Form 10-K;

6.          The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on August 3, 2001, including any amendments or reports filed for the purpose of updating such description; and

7.          All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

In accordance with Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made a part of this Registration Statement on Form S-8.

ITEM 8. EXHIBITS

Exhibit		Incorporated By Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Omnicell, Inc.	10-Q	000-33043	3.1	9/20/2001

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Omnicell, Inc.	10-Q	000-33043	3.2	8/9/2010

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock	10-K	000-33043	3.2	3/28/2003

4.4	Amended and Restated Bylaws of Omnicell, Inc.	10-Q	000-33043	3.4	5/4/2018

4.5	Form of Common Stock Certificate	S-1/A	333-57024	4.1	7/24/2001

5.1+	Opinion of Cooley LLP as to the legality of securities being registered

23.1+	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2+	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement

24.1+	Power of Attorney is contained on the signature pages

99.1+	Omnicell, Inc. 2009 Equity Incentive Plan, as amended

99.2	Form of Option Grant Notice and Form of Option Agreement for 2009 Equity Incentive Plan, as amended	10-K	000-33043	10.16	3/11/2011

99.3	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Award Agreement for 2009 Equity Incentive Plan, as amended	10-K	000-33043	10.17	3/11/2011

99.4+	Form of Restricted Stock Bonus Grant Notice and Form of Restricted Stock Bonus Agreement for 2009 Equity Incentive Plan, as amended

99.5	Form of Restricted Stock Unit Award Agreement for the 2009 Equity Incentive Plan, as amended	10-Q	000-33043	10.4	8/9/2012

+                                           Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 24th day of May, 2018.

OMNICELL, INC.

By:	/s/ Peter J. Kuipers
Peter J. Kuipers
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall A. Lipps and Peter J. Kuipers, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RANDALL A. LIPPS	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	May 24, 2018
Randall A. Lipps

/s/ PETER J. KUIPERS	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 24, 2018
Peter J. Kuipers

/s/ JOSEPH B. SPEARS	Vice President, Corporate Finance and Chief Accounting Officer (Principal Accounting Officer)	May 24, 2018
Joseph B. Spears

/s/ JOANNE B. BAUER	Director	May 24, 2018
Joanne B. Bauer

/s/ JAMES T. JUDSON	Director	May 24, 2018
James T. Judson

/s/ VANCE B. MOORE	Director	May 24, 2018
Vance B. Moore

/s/ MARK W. PARRISH	Director	May 24, 2018
Mark W. Parrish

/s/ GARY S. PETERSMEYER	Director	May 24, 2018
Gary S. Petersmeyer

/s/ BRUCE D. SMITH	Director	May 24, 2018
Bruce D. Smith

/s/ SARA J. WHITE	Director	May 24, 2018
Sara J. White